Exhibit 10.4

Execution Version

CONSENT AND AMENDMENT NO. 3

TO

AMENDED AND RESTATED MASTER SECURITY AGREEMENT

THIS CONSENT AND AMENDMENT NO. 3 TO AMENDED AND RESTATED MASTER SECURITY AGREEMENT (this “Amendment”) dated as of the 22nd day of December, 2008, by and between GTC BIOTHERAPEUTICS, INC. (“Debtor”) and GENERAL ELECTRIC CAPITAL CORPORATION (together with its successors and assigns, if any, “Secured Party”).

RECITALS:

WHEREAS, Debtor and Secured Party have entered into that certain Amended and Restated Master Security Agreement dated as of the 29th day of December, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”); and

WHEREAS, in connection therewith, Debtor delivered to Secured Party a Perfection Certificate dated as of the 29th day of December, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Perfection Certificate”);

WHEREAS, in connection therewith, Debtor delivered to Secured Party an Amended and Restated Mortgage, Security Agreement and Fixture Filing dated as of the 29th day of December, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Mortgage”); and

WHEREAS, Debtor has requested that Secured Party consent to (a) its incurrence of secured Debt under that certain $15,000,000 Secured Convertible Note (the “Secured Subordinated Note”) dated as of December 22, 2008 in favor of LFB Biotechnologies, S.A.S.U., a société par actions simplifiée unipersonnelle established under the laws of France (“LFB”) (the “Secured Subordinated Debt”), and (b) its grant of a first priority security interest in intellectual property and a second priority security interest in all other assets of the Debtor to LFB, pursuant to the terms and conditions of the LFB Second Mortgage (as defined below) and that certain Security Agreement dated as of December 22, 2008 by and between Debtor and LFB (the “Subordinated Debt Security Agreement”; the Secured Subordinated Note, the Subordinated Debt Security Agreement, that certain Note Purchase Agreement dated as of October 31, 2008 by and between Debtor and LFB (the “Note Purchase Agreement”), that certain Common Stock Purchase Warrant dated as of December 22, 2008 by Debtor in favor of LFB, that certain Second Mortgage, Security Agreement and Fixture Filing dated as of December 22, 2008 by Debtor in favor of LFB (the “LFB Second Mortgage”), which is by its terms expressly subordinated to the Indebtedness (as defined in the Security Agreement), and any and all instruments, agreements or documents executed and/or delivered in connection therewith are collectively referred to herein as the “Secured Subordinated Debt Documents”), and Secured Party is willing to do so on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings herein contained, Debtor and Secured Party agree as follows:

1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Security Agreement.

2. Amendments to Security Agreement.

(a) Section 2(k) of the Security Agreement shall be amended by adding the following new subpart (iv) immediately after the phrase “in accordance with GAAP,” in subpart (iii) thereof:

“(iv) liens in favor of LFB Biotechnologies, S.A.S.U., a société par actions simplifiée unipersonnelle established under the laws of France (“LFB”), provided that LFB has entered into a subordination agreement, in form and substance acceptable to Secured Party,”

(b) Section 2(k) of the Security Agreement shall be amended by replacing the reference “and (iv)” therein with the reference “and (v)”.

(c) Section 2(o) of the Security Agreement shall be amended by replacing the phrase “(the “Subordinated Note”)” in subpart (iii) thereof with the phrase “(the “Unsecured Subordinated Note”)”.

(d) Section 2(o) of the Security Agreement shall be amended by replacing the phrase “(the “Subordinated Debt”)” in subpart (iii) thereof with the phrase “(the “Unsecured Subordinated Debt”)”.

(e) Section 2(o) of the Security Agreement shall be amended by adding a new subpart (iv) immediately after the phrase “Debtor to LFB Biotechnologies (“Unsecured Subordinated Debt”)” in subpart (iii) thereof:

“(iv) secured Debt incurred under and pursuant to that certain $15,000,000 Secured Convertible Note (the “Secured Subordinated Note”; the Secured Subordinated Note and the Unsecured Subordinated Note shall be individually and collectively referred to herein as the “Subordinated Note”) dated as of December 22, 2008 from Debtor to LFB (“Secured Subordinated Debt”; the Secured Subordinated Debt and the Unsecured Subordinated Debt shall be collectively referred to herein as the “Subordinated Debt”).”

(f) Section 2(o) of the Security Agreement shall be amended by replacing the reference “and (iv)” therein with the reference “and (v)”.

(g) Section 2(p) of the Security Agreement shall be amended by replacing the phrase “except in accordance with that certain Subordination Agreement dated as of the date hereof between Secured Party and LFB Biotechnologies S.A.S.U.” therein with the phrase “except in accordance with (x) that certain Subordination Agreement dated as of the date hereof between Secured Party and LFB Biotechnologies S.A.S.U. and (y) that certain Subordination Agreement dated as of December 22, 2008 between Secured Party and LFB (collectively, the “Subordination Agreements”)”.

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(h) A new Section 2(t) is added to the Security Agreement immediately following Section 2(s) thereof:

“(t) Beginning on December 22, 2008 (the “Third Amendment Effective Date”) and at all times thereafter as required in this Section 2(t), Debtor shall maintain in account nos. 3300345727, 3300346051 and 3300346066 held at Silicon Valley Bank (or other bank acceptable to Secured Party) (the “Cash Burn Account”) and subject to a control agreement in form and substance satisfactory to Secured Party, unrestricted cash and cash equivalents as shown on the consolidated balance sheet of Debtor in an amount equal to or greater than (a) if the Cash Burn Amount (as defined below) is negative, two (2) times the positive value of the Cash Burn Amount or (b) if the Cash Burn Amount is positive, $0. If at any time the amount on deposit in the Cash Burn Account fails to satisfy the requirement under this Section 2(t) for a period of five (5) consecutive days, Debtor shall, within ten (10) days after the end of such five (5) consecutive day period, deposit such additional sums in the Cash Burn Account to satisfy such requirement. If on or before the end of such ten (10) day period, the Debtor fails to deposit the required additional sums in the Cash Burn Account, such failure shall not be an Event of Default but shall constitute a cash burn event under this Agreement (a “Cash Burn Event”), and Secured Party shall, at Secured Party’s option, exercise its rights with respect to the Cash Collateral as set forth in Section 3(k) of this Agreement. Notwithstanding the foregoing, if Secured Party exercises its rights as set forth in Section 3(k) of this Agreement after the occurrence of a Cash Burn Event and applies one hundred percent (100%) of the Cash Collateral against the Indebtedness, the requirement under this Section 2(t) shall no longer be applicable. As used herein, the term “Cash Burn Amount” means, with respect to Debtor, as of the most recent month end and based on the financial statements most recently delivered to Secured Party in accordance with this Agreement: (a) the quotient of (i) the sum of, without duplication, (A) net income (loss), plus (B) depreciation and amortization, plus (C) non-refundable milestone payments received in cash that have been approved by Secured Party to the extent not included in net income (the “Milestone Payments”) minus (D) non-financed capital expenditures, minus (E) the amortized portion of any Milestone Payment described in (C) above, in each case of clauses (A), (B), (C), (D) and (E), for the immediately preceding six (6) month period on a trailing basis, divided by (ii) six (6), minus (b) the quotient of (i) the current portion of interest bearing liabilities due and payable in the immediately succeeding six (6) months divided by (ii) six (6).”

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(i) A new Section 3(k) is added to the Security Agreement immediately following Section 3(j) thereof:

“(k) From the proceeds of the Secured Subordinated Note, on the Third Amendment Effective Date, Debtor shall pay to Secured Party an initial deposit amount equal to Four Million and No/100 Dollars ($4,000,000.00) (the “Cash Collateral”). The Cash Collateral may be commingled with the general funds of Secured Party and no such amounts shall be deemed to be held in trust for the benefit of Debtor, but Secured Party shall apply the Cash Collateral in the manner required pursuant to this Section 3(k). Interest shall be payable on the Cash Collateral at an amount equal to one percent (1%) per annum on the Cash Collateral, which amount shall be added to, and deemed to be part of, the Cash Collateral on a monthly basis. Such interest shall be calculated on the basis of a 365-day year (or 366-day year, as applicable). The rate of interest payable to Debtor hereunder is not necessarily the highest rate of interest paid to Secured Party on account of funds on deposit in the deposit account in which the Cash Collateral is held. Debtor acknowledges and agrees that the Cash Collateral shall be part of the Collateral and shall stand as additional security for all of the Indebtedness. Debtor hereby grants Secured Party a first priority lien on and perfected security interest in the Cash Collateral, and Debtor shall execute any other documents and take any other actions necessary or reasonably requested by Secured Party to provide Secured Party with such a perfected security interest in such Cash Collateral. Upon the earlier of: (i) a Cash Burn Event, (ii) the occurrence of an Event of Default or (iii) the maturity of any portion of the Indebtedness, all or part of the Cash Collateral shall, at Secured Party’s sole option, be applied against the Indebtedness; provided however that (A) solely with respect to the application of the Cash Collateral following a Cash Burn Event, no premium (if any) as described in the Notes shall apply to any such application of the Cash Collateral by the Secured Party to the Indebtedness; and (B) solely with respect to the application of the Cash Collateral following the occurrence of an Event of Default, in lieu of the obligation of the Debtor to pay any premium (if any) relating solely to the outstanding principal balance prepaid by any such application of the Cash Collateral by the Secured Party to the Indebtedness, as described in the Notes, Debtor shall pay a sum as a premium on any such application equal to the product of (1) the amount of the Cash Collateral so applied multiplied by (2) the following percentage: (x) if such application occurs prior to or on the second anniversary date of the Notes,

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2.5% and (y) if such application occurs after the second anniversary date of the Notes and prior to or on the third anniversary date of the Notes, 2%. For the avoidance of doubt, the Debtor shall not be required to deposit with Secured Party any additional cash to restore any such sums applied by Secured Party upon the occurrence of an Event of Default, a Cash Burn Event or the maturity of any portion of the Indebtedness.”

(j) Section 5(b) of the Security Agreement shall be amended and restated in its entirety to read as follows:

“(b) Debtor will deliver to Secured Party financial statements as follows: (i) monthly financial statements, including a balance sheet, statement of operations and cash flow statement within 30 days of each month end, (ii) quarterly unaudited financial statements within 30 days of each quarter end (or, if Borrower is a publicly held company, within 10 days after the statements are provided to the Securities and Exchange Commission (“SEC”)), and (iii) complete audited annual financial statements, certified by a recognized firm of certified public accountants, within 120 days of fiscal year end or at such time as Debtor’s Board of Directors receives the audit (or, if Borrower is a publicly held company, within 10 days after the statements are provided to the SEC). All such statements are to be prepared using generally accepted accounting principles (“GAAP”), except that monthly financial statements shall be prepared on an internal accounting basis only and, if Debtor is a publicly held company, are to be in compliance with SEC requirements. All financial statements delivered pursuant to this Section 5(b) shall be accompanied by a compliance certificate, signed by the chief financial officer of Debtor, in the form attached hereto as Exhibit B, and all quarterly and year end financial statements shall be accompanied by a management discussion and analysis that includes a comparison of performance for such fiscal period to the corresponding period in the prior year.”

(k) New Sections 5(c) and (d) shall be added to the Security Agreement immediately following Section 5(b) thereof:

“(c) Debtor will deliver to Secured Party at least once per week a cash report in form and substance acceptable to Secured Party, including, without limitation, evidence of its compliance on a daily basis with the Cash Burn Covenant as required pursuant to Section 2(t) of this Agreement.

(d) Promptly following request therefor by Secured Party, Debtor shall provide such other business or financial information, reports or data with respect to Debtor as from time to time may be requested by Secured Party.”

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(l) Section 7(a)(xv) of the Security Agreement shall be amended by adding the following at the end thereof:

“or the occurrence of any breach or default under any terms or provisions of any Subordinated Debt Document or under any agreement subordinating the Subordinated Debt to all or any portion of the Indebtedness (including, without limitation, the Subordination Agreements) or the occurrence of any event requiring the prepayment of any Subordinated Debt. As used herein, “Subordinated Debt Documents” shall mean the Subordinated Note, that certain Security Agreement dated as of the Third Amendment Effective Date by Debtor in favor of LFB, that certain Second Mortgage, Security Agreement and Fixture Filing dated as of the Third Amendment Effective Date by Debtor in favor of LFB, which is by its terms expressly subordinated to the Indebtedness, that certain Note Purchase Agreement dated as of October 31, 2008 by and between Debtor and LFB, that certain Common Stock Purchase Warrant dated as of the Third Amendment Effective Date by Debtor in favor of LFB and any and all other instruments, documents and agreements executed and/or delivered in connection therewith;”

(m) The first sentence of Section 7(a)(xvii) of the Security Agreement shall be amended by adding the phrase “, except for Permitted Liens as defined in subsection (k) of Section 2” at the end thereof.

(n) Collateral Schedule: Collateral Schedule 001 attached to the Original Security Agreement shall be deleted in its entirety and replaced with the attached “Collateral Schedule 002”, which is hereby incorporated into the Security Agreement as the “Collateral Schedule” as if originally set forth therein.

(o) Compliance Certificate: The attached “Exhibit B (Compliance Certificate)” is hereby incorporated into the Security Agreement as if originally set forth therein.

3. Amendment to Mortgage. Subpart (d) in the definition of “Collateral” in Section 1.1(a) of the Mortgage shall be amended by replacing the phrase “and excluding livestock and Grantor’s Intellectual Property” therein with the phrase “including, without limitation, Grantor’s Intellectual Property and excluding livestock”.

4. Grant and Reaffirmation of Security Interest. Consistent with the intent of the parties, and in consideration of the accommodations set forth herein, (a) Debtor hereby acknowledges, reaffirms, confirms and ratifies its prior grant to Secured Party of a continuing first priority lien (subject to Permitted Liens) on and security interest in, upon, and to all right, title and interest in and to any and all of the Collateral in which Debtor has rights, pursuant to the

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Security Agreement (prior to the amendments to the Collateral Schedule contemplated in Section 2(l) of this Amendment) and (b) Debtor hereby pledges and grants to Secured Party a continuing first priority lien (subject to Permitted Liens, including without limitation the priority lien on the “Intellectual Property” (as defined in Collateral Schedule 002) in favor of LFB) on and security interest in, upon, and to all right, title and interest in and to any and all of the Collateral (as amended by Section 2(l) of this Amendment) in which such Debtor has rights.

5. Consent. Subject to the satisfaction of the conditions precedent set forth in Section 6 below and the other terms and conditions of this Amendment, notwithstanding the provisions of Sections 2(k), (m) and (o) and Section 7(a)(xvii) of the Security Agreement, the Secured Party hereby consents to the Debtor incurring the Debt under the Secured Subordinated Note and granting a security interest in its assets in favor of LFB pursuant to the terms and conditions of the Subordinated Debt Security Agreement.

6. Conditions of Effectiveness. This Amendment shall become effective as of the date hereof, but only upon receipt by Secured Party of each of the following:

(a) each agreement, document and instrument set forth on the Amendment No. 3 Closing Document Checklist attached hereto as Exhibit A, each in form and substance satisfactory to Secured Party;

(b) (i) evidence that Debtor shall have received (or shall be deemed to have received), not less than $15,000,000 in proceeds pursuant to the Secured Subordinated Debt Documents; (ii) duly executed copies of the Secured Subordinated Debt Documents, each in form and substance satisfactory to Secured Party and certified as true, complete and accurate by an officer of Debtor; (iii) the new Subordination Agreement, executed by LFB and the Debtor, in form and substance satisfactory to Secured Party; and (iv) a certificate from a duly authorized officer of Debtor, certifying that all conditions to the effectiveness of the Note Purchase Agreement have been satisfied;

(c) (i) the terms of the LFB Second Mortgage shall be expressly subordinated to the Indebtedness to the satisfaction of Secured Party (as determined in Secured Party’s sole discretion) and (ii) Debtor shall provide, or cause to be provided to Secured Party, at Debtor’s sole cost and expense, a commitment to issue a general endorsement, and such other endorsements required by Secured Party, to Secured Party’s loan title insurance policy issued by Old Republic National Title Insurance Company (the “Title Company”) and identified as policy number MM 5135119 in the form of a pro forma endorsement signed by the Title Company insuring that the Mortgage granted by Debtor in favor of Secured Party continues to have a first priority mortgage lien in the Property (as defined in the Mortgage) after taking into account the second mortgage lien granted by Debtor in favor of LFB, which endorsement shall be in form and substance acceptable to Secured Party.

(d) from the proceeds of the Secured Subordinated Note, $4,000,000.00 representing the Cash Collateral (as defined herein);

(e) payment of Secured Party’s expenses incurred in connection with this Amendment;

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(f) an amendment fee in the amount of $25,000.00, which fee shall be fully earned and due and payable and non-refundable when paid; and

(g) such other certificates, instruments, documents, and agreements as may be required by Secured Party or its counsel, each of which shall be in form and substance satisfactory to Secured Party and its counsel.

7. Post-Closing Requirements. Debtor shall complete each of the post-closing obligations and/or provide to Secured Party each of the documents, instruments, agreements and information listed on Schedule 1 on or before the date set forth for each such item thereon or such later date as Secured Party may agree to in its sole discretion, each of which shall be completed or provided in form and substance reasonably satisfactory to Secured Party.

8. Representations and Warranties. Debtor hereby represents and warrants as follows:

(a) This Amendment and the Security Agreement, as amended hereby, constitute legal, valid and binding obligations of Debtor and are enforceable against Debtor in accordance with their respective terms, except as such enforceability may be limited under applicable bankruptcy and insolvency laws and general principles of equity.

(b) Upon the effectiveness of this Amendment, Debtor hereby reaffirms all covenants, representations and warranties made in the Security Agreement to the extent the same are not amended hereby and agree that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.

(c) No Event of Default or Default has occurred and is continuing or would exist after giving effect to this Amendment.

(d) Debtor has no defense, counterclaim or offset with respect to the Security Agreement.

9. Effect on Security Agreement.

(a) Upon the effectiveness of Section 2 hereof, each reference in the Security Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Security Agreement as amended hereby.

(b) Upon the effectiveness of Section 3 hereof, each reference in the Mortgage to “this Mortgage,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Mortgage as amended hereby.

(c) Except as specifically amended herein, the Security Agreement, and all other Debt Documents, shall remain in full force and effect, and are hereby ratified and confirmed.

(d) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Secured Party, nor constitute a waiver of any provision of the Security Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

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10. Governing Law. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of Connecticut.

11. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

12. Counterparts; Facsimile. This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

[Signatures on following page]

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Signature page to Consent and Amendment No. 3 to Amended and Restated Master Security Agreement

IN WITNESS WHEREOF, Debtor and Secured Party, intending to be legally bound hereby, have duly executed this Amendment in one or more counterparts, each of which shall be deemed to be an original, as of the day and year first aforesaid.

DEBTOR:

GTC Biotherapeutics, Inc.

By:	/s/ John B. Green
Name:	John B. Green
Title:	Senior Vice President, Chief Financial Officer and Treasurer

Signature page to Consent and Amendment No. 3 to Amended and Restated Master Security Agreement

SECURED PARTY:

General Electric Capital Corporation

By:	/s/ Jason M. Dufour
Name:	Jason M. Dufour
Title:	Duly Authorized Signatory

COLLATERAL SCHEDULE NO. 002

Part of Amended and Restated Master Security Agreement dated as of the 29th day of December, 2006, as amended, restated, supplemented or otherwise modified from time to time (the “Contract”) between GENERAL ELECTRIC CAPITAL CORPORATION (the “Secured Party”) and GTC BIOTHERAPEUTICS, INC. (the “Debtor”).

As security for the full and faithful payment of all Indebtedness (as defined in the Contract) owing by Debtor to Secured party and performance by the Debtor of all of the terms and conditions upon the Debtor’s part to be performed under the Contract and any other obligation of the Debtor to the Secured Party now or hereafter in existence, the Debtor does hereby grant to the Secured Party a security interest in the property listed below (all hereinafter collectively called the “Collateral”):

All of the Debtor’s personal property of every kind and nature, including, without limitation, all accounts, chattel paper (whether tangible or electronic), commercial tort claims, deposit accounts, documents, goods, equipment, financial assets, fixtures, instruments, investment property (including, without limitation, all securities accounts), inventory, letter-of-credit rights, letters of credit, securities, cash, cash equivalents, supporting obligations, any other contract rights (including, without limitation, rights under any license agreements), or rights to the payment of money, general intangibles (including, without limitation, all of Debtor’s Intellectual Property (as hereafter defined)) (excluding all of Debtor’s livestock now owned or hereafter acquired), and all books and records of such Debtor relating thereto, whether now owned or hereafter arising or acquired by the Debtor, together with all accessions, additions, attachments and accessories thereto, proceeds, profits and products thereof (including, without limitation, any proceeds resulting under insurance policies), and substitutions, replacements or exchanges therefor (with each of the foregoing terms that are defined in the Uniform Commercial Code as in effect in the State of Connecticut (“UCC”) having the meaning set forth in the UCC). The Collateral shall include any of Debtor’s intellectual property, which shall be defined as any and all copyright, trademark, tradename, servicemark, patent, invention, design, design right, software and databases, trade secret, customer lists, know-how and intangible rights of Debtor, any marketing rights granted by Debtor, and any goodwill, applications, registrations, claims, licenses, products, proceeds, awards, judgments, amendments, renewals, extensions, improvements and insurance claims related thereto (collectively, “Intellectual Property”) now or hereafter owned or licensed by Debtor, or any claims for damages by way of any past, present or future infringement of any of the foregoing, together with all accessions and additions thereto, proceeds and products thereof (including, without limitation, any proceeds resulting under insurance policies); provided, further, that the Intellectual Property shall include, without limitation, all accounts and general intangibles that consist of rights of payment and proceeds from the sale, licensing or disposition of all or any part, or rights in, the foregoing (“Rights to Payment”).

In the event of a default by the Debtor with respect to any of the conditions, terms, covenants and provisions under the Contract or other agreement, Secured Party shall have the rights and remedies provided under the Contract and/or of a secured party under the UCC with respect to the Collateral. The Debtor shall have the same obligations with respect to the Collateral as it has under the Contract with respect to the Collateral financed.

This Agreement shall run to the benefit of the Secured Party’s successors and assigns.

Signature page to Collateral Schedule No. 002

IN WITNESS WHEREOF, the undersigned has executed this Collateral Schedule No. 002 as of the date first written above.

GTC BIOTHERAPEUTICS, INC.

By:	/s/ John B. Green
Name:	John B. Green
Title:	Senior Vice President, Chief Financial Officer and Treasurer

Exhibit A

Amendment No. 3 Closing Document Checklist

(See attached.)

Exhibit B

COMPLIANCE CERTIFICATE

[DATE]

Reference is made to the Amended and Restated Master Security Agreement, dated as of December 29, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), among GTC BIOTHERAPEUTICS, INC., a Massachusetts corporation (the “Debtor”), and General Electric Capital Corporation, a Delaware corporation (“Secured Party”). Capitalized terms used but not defined herein are used with the meanings assigned to such terms in the Security Agreement.

I, [                                                 ], do hereby certify that:

(i) I am the duly elected, qualified and acting [TITLE] of Debtor;

(ii) attached hereto as Exhibit A are [the monthly financial statements as required under Section 5(b) of the Security Agreement and such financial statements are prepared on an internal accounting basis only] OR [[quarterly financial statement]/[annual audited financial statements] as required under Section 5(b) of the Security Agreement and that such financial statements are prepared in accordance with GAAP and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes];

(iii) attached hereto as Exhibit B is a calculation of the Cash Burn Amount for the most recent month-end, together with a certified account statement for the Cash Burn Account evidencing the Debtor’s compliance with the Cash Burn Covenant set forth in Section 2(t) of the Security Agreement;

(iv) no Event of Default has occurred under the Security Agreement which has not been previously disclosed, in writing, to Secured Party; and

(v) all representations and warranties of the Debtor stated in the Debt Documents are true and correct in all respects on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all respects on and as of such earlier date.

IN WITNESS WHEREOF, I have hereunto set my hand as of the first date written above.

Name:
Title:

Exhibit A to Compliance Certificate

[Financial Statements]

Exhibit B to Compliance Certificate

Cash Burn Amount Calculation

Cash Burn Amount

The “Applicable Period” shall be calculated for the trailing six-month period ending on the last day of the monthly financial statements attached to this Compliance Certificate

(A) (i) Net income (loss) for the Applicable Period: plus	$

(ii) Depreciation and amortization for the Applicable Period: plus	$

(iii) Milestone Payments for the Applicable Period: minus	$

(iv) non-financed capital expenditures for the Applicable Period: minus	$

(v) the amortized portion of any Milestone Payments for the Applicable Period:	$

(Line (A)(i)+Line (A)(ii)+Line (A)(iii)-Line (A)(iv)-Line (A)(v)) divided by 6:	$

(B) the current portion of interest bearing liabilities due and payable in the immediately succeeding 6 months divided by 6	$

Cash Burn Amount:

Line A – Line B	$

Schedule 1

Post-Closing Requirements

1. On or before the second (2nd) business day following the Third Amendment Effective Date, original signature pages to all Debt Documents, for which facsimile signature pages were delivered on the Third Amendment Effective Date;

2. Within five (5) business days of the Third Amendment Effective Date, Debtor shall deliver, or cause to be delivered to Secured Party, a fully executed original of the First Amendment to Deposit Account Control Agreement by and among Silicon Valley Bank, Debtor and Secured Party;

3. Within thirty (30) days of the Third Amendment Effective Date, Debtor shall deliver to Secured Party a file stamped copy of the UCC-3 filed with respect to financing statement number 200758591980 in favor of Banc of America Leasing & Capital, LLC amending the collateral description thereof to exclude any and all accounts resulting from the possession, use or operation of the equipment collateral covered thereby; and

4. Within ninety (90) days of the Third Amendment Effective Date, cause the Lender to be properly perfected with a second priority security interest or lien in any portion of the Collateral consisting of Intellectual Property held outside of the United States in which LFB becomes perfected with a first priority security interest.